Smartsheet Inc. Announces Third Quarter Fiscal Year 2023 Results

•Third quarter calculated billings grew 36% year over year to $219.6 million
•Third quarter total revenue grew 38% year over year to $199.6 million
•Third quarter non-GAAP operating loss was $4.3 million, or negative 2% of total revenue
•Third quarter free cash flow was negative $4.6 million

BELLEVUE, Wash. - December 1, 2022 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for modern work management, today announced financial results for its third fiscal quarter ended October 31, 2022.

“Our global team delivered another strong quarter, exceeding expectations on both the top and bottom lines and releasing a host of platform innovations at our annual ENGAGE conference,” said Mark Mader, President and CEO of Smartsheet. “In the current challenging macro environment, customers are turning to Smartsheet to help execute more strategically and efficiently, and are realizing a rapid return on investment. Looking ahead, I am confident in our ability to continue to unlock significant value for our customers, and generate durable, long-term growth with improving profitability.”

Third Quarter Fiscal 2023 Financial Highlights

•Revenue: Total revenue was $199.6 million, an increase of 38% year over year. Subscription revenue was $186.1 million, an increase of 40% year over year. Professional services revenue was $13.5 million, an increase of 12% year over year.

•Operating Loss: GAAP operating loss was $42.6 million, or negative 21% of total revenue, compared to GAAP operating loss of $36.0 million, or negative 25% of total revenue, in the third quarter of fiscal 2022. Non-GAAP operating loss was $4.3 million, or negative 2% of total revenue, compared to non-GAAP operating loss of $2.7 million, or negative 2% of total revenue, in the third quarter of fiscal 2022.

•Net Loss: GAAP net loss was $40.1 million, compared to GAAP net loss of $36.7 million in the third quarter of fiscal 2022. GAAP net loss per share was $0.31, compared to GAAP net loss per share of $0.29 in the third quarter of fiscal 2022. Non-GAAP net loss was $1.9 million, compared to non-GAAP net loss of $3.4 million in the third quarter of fiscal 2022. Non-GAAP net loss per share was $0.01, compared to non-GAAP net loss per share of $0.03 in the third quarter of fiscal 2022.

•Cash Flow: Net operating cash flow was negative $1.8 million, compared to net operating cash flow of negative $2.2 million in the third quarter of fiscal 2022. Free cash flow was negative $4.6 million, compared to free cash flow of negative $6.3 million in the third quarter of fiscal 2022.

Third Quarter Fiscal 2023 Business Highlights
•Calculated billings were $219.6 million, representing year-over-year growth of 36%
•Dollar-based net retention rate was 129%
•The number of all customers with annualized contract values ("ACV") of $100,000 or more grew to 1,346, an increase of 55% year over year
•The number of all customers with ACV of $50,000 or more grew to 2,962, an increase of 43% year over year
•The number of all customers with ACV of $5,000 or more grew to 17,446, an increase of 23% year over year

•Average ACV per domain-based customer increased to $7,951, an increase of 25% year over year
•Completed Smartsheet's acquisition of Outfit, a brand management, templating and creative automation platform, and integrated Outfit's capabilities into Brandfolder, enhancing its digital asset management platform with powerful automation
•Released Portfolio WorkApps, which combines the power of Control Center with the simplicity of WorkApps to streamline project and portfolio management
•Introduced Capacity View, a new interactive resource planning view in Resource Management by Smartsheet, that enables customers to visualize the real-time capacity of their teams so they can better plan, prioritize and staff future work
•Hosted Smartsheet’s annual customer conference, ENGAGE, which brought together thousands of attendees in Seattle to preview the latest Smartsheet features, connect with other Smartsheet customers, and attend trainings that will help them unlock the full value of the platform
•Brandfolder by Smartsheet was named the number one digital asset management platform in G2’s 2022 Fall Grid Report and has been a leader in the report for 19 consecutive quarters

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the fourth quarter of fiscal year 2023, the Company currently expects:
•Total revenue of $205 million to $207 million, representing year-over-year growth of 30% to 32%
•Non-GAAP operating loss of $2 million to $0
•Non-GAAP net loss per share of $0.02 to $0.00, assuming basic and diluted weighted average shares outstanding of approximately 131.5 million

For the full fiscal year 2023, the Company currently expects:
•Total revenue of $760 million to $762 million, representing year-over-year growth of 38%
•Calculated billings of $878 million to $885 million, representing year-over-year growth of 33% to 34%
•Non-GAAP operating loss of $45 million to $43 million
•Non-GAAP net loss per share of $0.31 to $0.30, assuming basic and diluted weighted average shares outstanding of approximately 130 million
•Free cash flow of $5 million

We have not reconciled free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our free cash flow. Accordingly, a reconciliation of net cash from operating activities to free cash flow guidance is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 4:30 p.m. ET (1:30 p.m. PT) on December 1, 2022. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (888) 440-6385, or +1 (646) 960-0180 (outside of the US). The conference ID is 7672979. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 770-2030 or +1 (647) 362-9199 (outside of the US). The dial-in replay will be available until the end of day on December 8, 2022. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the fourth fiscal quarter and the full fiscal year ending January 31, 2023, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate; our ability to attract and retain customers and increase sales to our customers; our ability to develop and release new products and services and to scale our platform; our ability to increase adoption of our platform through our self-service model; our ability to maintain and grow our relationships with strategic partners; the highly competitive and rapidly evolving market in which we participate; our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions; our international expansion strategies; and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2022 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating loss as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, one-time costs associated with mergers and acquisitions, lease restructuring costs, and litigation expenses and settlements related to matters that are outside the ordinary course of our business. We define non-GAAP net loss as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating loss. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software). We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.

Definitions of Business Metrics
Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate. Any ACV obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise platform for modern work management. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its millions of users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenue
Subscription	$186,070	$132,597	$514,879	$361,720
Professional services	13,507	12,031	39,699	31,726
Total revenue	199,577	144,628	554,578	393,446
Cost of revenue
Subscription	29,294	18,253	82,154	55,155
Professional services	13,569	11,162	38,418	28,298
Total cost of revenue	42,863	29,415	120,572	83,453
Gross profit	156,714	115,213	434,006	309,993
Operating expenses
Research and development	50,526	41,151	156,829	116,704
Sales and marketing	120,116	83,114	359,522	231,613
General and administrative	28,629	26,928	94,873	79,567
Total operating expenses	199,271	151,193	611,224	427,884
Loss from operations	(42,557)	(35,980)	(177,218)	(117,891)
Interest income	2,344	12	4,013	35
Other income (expense), net	593	(651)	1,389	112
Loss before income tax provision	(39,620)	(36,619)	(171,816)	(117,744)
Income tax provision	517	99	1,091	214
Net loss	$(40,137)	$(36,718)	$(172,907)	$(117,958)
Net loss per share, basic and diluted	$(0.31)	$(0.29)	$(1.33)	$(0.94)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	130,634	126,118	129,611	125,157

Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of subscription revenue	$2,517	$1,629	$7,977	$4,726
Cost of professional services revenue	1,436	1,034	4,669	2,648
Research and development	13,317	10,095	44,906	28,426
Sales and marketing	14,068	9,595	45,520	28,566
General and administrative	6,732	5,707	24,386	16,186
Total share-based compensation expense	$38,070	$28,060	$127,458	$80,552

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$194,404	$449,074
Short-term investments	240,320	—
Accounts receivable, net of allowances of $5,250 and $7,561, respectively	148,466	151,138
Prepaid expenses and other current assets	35,190	34,390
Total current assets	618,380	634,602
Restricted cash	181	17
Deferred commissions	110,038	91,312
Property and equipment, net	39,409	36,835
Operating lease right-of-use assets	61,233	67,171
Intangible assets, net	41,360	44,096
Goodwill	141,004	125,605
Other long-term assets	2,800	3,194
Total assets	$1,014,405	$1,002,832
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$3,874	$1,506
Accrued compensation and related benefits	54,670	66,744
Other accrued liabilities	27,387	18,901
Operating lease liabilities, current	19,132	18,003
Deferred revenue	383,170	332,285
Total current liabilities	488,233	437,439
Operating lease liabilities, non-current	51,361	58,237
Deferred revenue, non-current	2,181	2,377
Other long-term liabilities	73	—
Total liabilities	541,848	498,053
Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of October 31, 2022 and January 31, 2022	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 130,869,093 shares issued and outstanding as of October 31, 2022; 500,000,000 shares authorized, 127,809,525 shares issued and outstanding as of January 31, 2022	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of October 31, 2022; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2022	—	—
Additional paid-in capital	1,189,485	1,047,313
Accumulated other comprehensive loss	(1,487)	—
Accumulated deficit	(715,441)	(542,534)
Total shareholders’ equity	472,557	504,779
Total liabilities and shareholders’ equity	$1,014,405	$1,002,832

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2022	2021
Cash flows from operating activities
Net loss	$(172,907)	$(117,958)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based compensation expense	127,458	80,067
Depreciation and amortization	18,476	15,226
Net amortization of premiums (discounts) on investments	(1,198)	—
Amortization of deferred commission costs	36,712	31,175
Unrealized foreign currency (gain) loss	(760)	136
Non-cash operating lease costs	11,631	11,101
Impairment of long-lived assets	1,544	—
Other	(1,636)	—
Changes in operating assets and liabilities:
Accounts receivable	2,739	(3,704)
Prepaid expenses and other current assets	(894)	(13,085)
Other long-term assets	(336)	678
Accounts payable	1,356	(1,079)
Other accrued liabilities	8,494	6,257
Accrued compensation and related benefits	(10,975)	4,174
Deferred commissions	(55,438)	(50,174)
Deferred revenue	49,673	43,750
Other long-term liabilities	37	—
Operating lease liabilities	(10,581)	(9,924)
Net cash provided by (used in) operating activities	3,395	(3,360)
Cash flows from investing activities
Purchases of short-term investments	(384,363)	—
Maturities of short-term investments	144,548	—
Purchase of long-term investments	—	(1,000)
Purchases of property and equipment	(4,175)	(9,169)
Proceeds from sale of property and equipment	94	—
Proceeds from liquidation of an investment	622	—
Capitalized internal-use software development costs	(5,826)	(5,509)
Payments for business acquisition, net of cash and restricted cash acquired	(20,342)	—
Net cash used in investing activities	(269,442)	(15,678)
Cash flows from financing activities
Proceeds from exercise of stock options	4,499	9,173
Taxes paid related to net share settlement of restricted stock units	(3,082)	(4,914)
Proceeds from contributions to Employee Stock Purchase Plan	9,959	12,969
Net cash provided by financing activities	11,376	17,228
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	(131)	(134)
Change in cash, cash equivalents, and restricted cash	(254,802)	(1,944)
Cash, cash equivalents, and restricted cash at beginning of period	449,680	442,348
Cash, cash equivalents, and restricted cash at end of period	$194,878	$440,404

Supplemental disclosures
Cash paid for income tax	$224	$150
Accrued purchases of property and equipment, including internal-use software	1,727	726
Share-based compensation expense capitalized in internal-use software development costs	2,452	1,495
Right-of-use assets obtained in exchange for new operating lease liabilities	7,230	742
Right-of-use assets reductions related to operating lease terminations and impairments	1,535	—

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

	(dollars in thousands)
Loss from operations	$(42,557)	$(35,980)	$(177,218)	$(117,891)
Add:
Share-based compensation expense(1)	38,429	28,060	128,493	80,552
Amortization of acquisition-related intangible assets(2)	2,627	2,517	7,594	7,551
One-time acquisition costs	151	—	612	17
Litigation expenses and settlements(3)	(4,500)	2,750	(4,500)	10,000
Lease restructuring costs(4)	1,544	—	1,544	—
Non-GAAP operating loss	$(4,306)	$(2,653)	$(43,475)	$(19,771)

Operating margin	(21)%	(25)%	(32)%	(30)%
Non-GAAP operating margin	(2)%	(2)%	(8)%	(5)%
(1) Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2) Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3) Relates to matters that are outside the ordinary course of our business.
(4) Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

	(in thousands)
Net loss	$(40,137)	$(36,718)	$(172,907)	$(117,958)
Add:
Share-based compensation expense(1)	38,429	28,060	128,493	80,552
Amortization of acquisition-related intangible assets(2)	2,627	2,517	7,594	7,551
One-time acquisition costs	151	—	612	17
Litigation expenses and settlements(3)	(4,500)	2,750	(4,500)	10,000
Lease restructuring costs(4)	1,544	—	1,544	—
Non-GAAP net loss	$(1,886)	$(3,391)	$(39,164)	$(19,838)
(1) Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2) Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3) Relates to matters that are outside the ordinary course of our business.
(4) Includes charges related to the reassessment of our real estate lease portfolio.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Anti-dilutive shares

	October 31,
	2022	2021

	(in thousands)
Shares subject to outstanding common stock awards	11,380	10,926
Shares issuable pursuant to the 2018 Employee Stock Purchase Plan	126	43
Total potentially dilutive shares	11,506	10,969

Reconciliation from net operating cash flow to free cash flow

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

	(in thousands)
Net cash provided by (used in) operating activities	$(1,773)	$(2,161)	$3,395	$(3,360)
Less:
Purchases of property and equipment	(1,168)	(2,194)	(4,175)	(9,169)
Capitalized internal-use software development costs	(1,705)	(1,953)	(5,826)	(5,509)
Free cash flow	$(4,646)	$(6,308)	$(6,606)	$(18,038)

Reconciliation from revenue to calculated billings

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021

	(in thousands)
Total revenue	$199,577	$144,628	$554,578	$393,446
Add:
Deferred revenue (end of period)	385,351	267,748	385,351	267,748
Less:
Deferred revenue (beginning of period)	365,346	250,826	334,662	223,997
Calculated billings	$219,582	$161,550	$605,267	$437,197

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q4 FY 2023		FY 2023
	Low	High	Low	High

	(in millions)
Loss from operations	$(63.0)	$(61.0)	$(239.7)	$(237.7)
Add:
Share-based compensation expense(1)	52.0	52.0	180.5	180.5
Amortization of acquisition-related intangible assets(2)	3.0	3.0	10.6	10.6
One-time costs of acquisition	—	—	0.6	0.6
Litigation expenses and settlements(3)	—	—	(4.5)	(4.5)
Lease restructuring costs(4)	6.0	6.0	7.5	7.5
Non-GAAP operating loss	$(2.0)	$—	$(45.0)	$(43.0)
(1) Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2) Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3) Relates to matters that are outside the ordinary course of our business.
(4) Includes charges related to the reassessment of our real estate lease portfolio.

Reconciliation from GAAP to non-GAAP net loss guidance

	Q4 FY 2023		FY 2023
	Low	High	Low	High

	(in millions)
Net loss	$(63.0)	$(61.0)	$(235.7)	$(233.7)
Add:
Share-based compensation expense(1)	52.0	52.0	180.5	180.5
Amortization of acquisition-related intangible assets(2)	3.0	3.0	10.6	10.6
One-time costs of acquisition	—	—	0.6	0.6
Litigation expenses and settlements(3)	—	—	(4.5)	(4.5)
Lease restructuring costs(4)	6.0	6.0	7.5	7.5
Non-GAAP net loss	$(2.0)	$—	$(41.0)	$(39.0)
(1) Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.
(2) Consists entirely of amortization of intangible assets that were recorded as part of purchase accounting and contribute to revenue generation. The amortization of intangible assets related to acquisitions will recur in future periods until such intangible assets have been fully amortized.
(3) Relates to matters that are outside the ordinary course of our business.
(4) Includes charges related to the reassessment of our real estate lease portfolio.

Source: Smartsheet Inc.
Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Chrissy Vaughn
pr@smartsheet.com